Exhibit 99.1
CA, Inc.
Reconciliation of Projected GAAP Earnings per Share to
Projected Non-GAAP Earnings per Share
(unaudited)

	Fiscal Year Ending
	March 31, 2010
Projected GAAP diluted EPS range	$1.46	to	$1.57

Non-GAAP adjustments, net of taxes:
Purchased software and intangibles amortization	0.14		0.14

Non-GAAP projected diluted operating EPS range	$1.60	to	$1.71

For additional information on non-GAAP financial measures, please refer to the discussion of non-GAAP financial measures included in Item 2.05 of CA, Inc.’s Report on Form 8-K dated April 6, 2010.